UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.      )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

EMPOWER FUNDS, INC.

(Name of Registrant as Specified in its Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Empower U.S. Government Securities Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower U.S. Government Securities Fund (the “Fund”). We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Effective February 26, 2024, Western Asset Management Company, LLC (“Western Asset”) was appointed to serve as the sub-adviser of the Fund. At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement (the “Western Asset Sub-Advisory Agreement”) between Empower Funds, ECM and Western Asset.

The appointment of Western Asset as sub-adviser does not change the Fund’s fees and expenses because ECM pays Western Asset’s fees from the management fees the Fund already pays ECM. Additional information about ECM, Western Asset, the Western Asset Sub-Advisory Agreement and the Board’s approval of the Western Asset Sub-Advisory Agreement is contained in the Information Statement.

We will mail this Important Notice of Internet Availability of Information Statement on or about March 22, 2024. The Information Statement will be available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. You may also obtain a paper or email copy of the Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMPOWER FUNDS, INC.

Empower U.S. Government Securities Fund

Executive Offices & Mailing Address:	8515 East Orchard Road
Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower U.S. Government Securities Fund (the “Fund”), a series of Empower Funds, Inc. (“Empower Funds”), that effective February 26, 2024, Western Asset Management Company, LLC (“Western Asset”) was appointed to serve as the sub-adviser of the Fund.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved the investment sub-advisory agreement (the “Western Asset Sub-Advisory Agreement”) between Empower Funds, ECM and Western Asset.

The appointment of Western Asset as sub-adviser does not change the Fund’s fees and expenses because ECM pays Western Asset’s fees from the management fees the Fund already pays ECM. Additional information about ECM, Western Asset, the Western Asset Sub-Advisory Agreement and the Board’s approval of the Western Asset Sub-Advisory Agreement is contained in this Information Statement.

Instead of delivering a paper copy of this Information Statement, Empower Funds has made it available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129. If you have any questions about this Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

Please read this Information Statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of Western Asset as the sub-adviser of the Fund, ECM was responsible for managing the Fund’s investment portfolio, including the investment and reinvestment of the Fund’s assets and making decisions to buy, sell or hold any particular security. ECM will remain the investment adviser but will no longer manage the Fund’s investment portfolio. In determining to recommend this change, ECM reviewed current performance of the Fund and considered various criteria in connection with the hiring of Western Asset including: (1) the nature, extent and quality of services to be provided; (2) investment performance; (3) profitability and other benefits to Western Asset; (4) economies of scale; and (5) other information such as Western Asset’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended to the Board approval of Western Asset as the sub-adviser of the Fund.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Services Holdings US, LLC. Empower Services Holdings US, LLC is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, LLC, a Delaware holding company. Empower Holdings, LLC is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”) between Empower Funds and ECM, ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Fund, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, and was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2023, in connection with the Board’s annual review and continuance of the agreement. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2024, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to the Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of the Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by ECM, each on 60 days’ notice to the other party.

For services provided under the ECM Investment Advisory Agreement, the Fund pays ECM a management fee of 0.23% of the Fund’s average daily net assets. During the fiscal year ended December 31, 2023, the Fund paid ECM $1,338,927 for its services to the Fund.

THE WESTERN ASSET SUB-ADVISORY AGREEMENT

The Western Asset Sub-Advisory Agreement between ECM, Empower Funds on behalf of the Fund, and Western Asset became effective on February 26, 2024. The Western Asset Sub-Advisory Agreement was unanimously approved by the Board (including the Independent Directors) at a meeting held on October 5-6, 2023. As approved, the Western Asset Sub-Advisory Agreement will remain in effect through February 26, 2026, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Empower Funds, ECM and Western Asset.

The Western Asset Sub-Advisory Agreement provides that Western Asset is responsible for the investment and reinvestment of the assets of the Fund, and for making decisions to buy, sell or hold any particular security with respect to the Fund. Western Asset bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading, and investment management of the Fund.

For services provided under the Western Asset Sub-Advisory Agreement, ECM pays Western Asset a fee computed daily and paid monthly at the annual rate of 0.10% of the Fund’s average daily net assets. If the Western Asset Sub-Advisory Agreement had been in place during the fiscal year ended December 31, 2023, ECM estimates that it would have paid Western Asset $652,672 for its sub-advisory services to the Fund.

The Western Asset Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Western Asset, in each case on 60 days’ written notice. As required by the 1940 Act, the Western Asset Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT WESTERN ASSET

Western Asset, a California limited liability company with its principal business address at 385 E. Colorado Blvd., Pasadena, CA 91101 is registered as an investment adviser pursuant to the Advisers Act. Western Asset is a wholly-owned subsidiary of Franklin Resources, Inc. (“Franklin”), which is a publicly traded, global investment management organization. As of December 31, 2023, Western Asset had approximately $388.9 billion in assets under management.

Except as otherwise specified herein, all information about Western Asset in this Information Statement has been provided by Western Asset.

Board of Directors and Management Team of Western Asset

The table below lists the individuals who serve as directors and principal executive officers of Western Asset and their principal occupations. The address for all Western Asset personnel is 385 E. Colorado Blvd., Pasadena, CA 91101.

Name	Title
Michael C. Buchanan	Manager, Co-Chief Investment Officer, Western Asset (Executive Manager)
James W. Hirschmann	Manager, President & Chief Executive Officer, Western Asset (Executive Manager, Chairman)
Jennifer Johnson	Non-Employee Manager, President, Chief Executive Officer, Franklin Templeton (Non-Executive Manager)
Matthew Nicholls	Non-Employee Manager, Executive Vice President, Chief Financial Officer, Franklin Templeton (Non-Executive Manager)
Jed A. Plafker	Non-Employee Manager, Executive Vice President, Head of Global Distribution, Franklin Templeton (Non-Executive Manager)
Marzo Bernardi	Director of Global Client Service & Marketing
Connie Fischer	Director of Global Portfolio Operations
Daniel E. Giddings	Global Chief Compliance Officer & Assistant Secretary
Courtney Hoffmann	General Counsel; Global Head of Legal & Compliance; Secretary

Name	Title
David I. Hugh	Global Head of Finance
Arthur T. Spalding	Treasurer and Controller

There are no arrangements or understandings made in connection with the Western Asset Sub-Advisory Agreement between Empower Funds, ECM and Western Asset with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Western Asset

Western Asset serves as an investment adviser or sub-adviser to other registered investment companies with investment objectives similar to those of the Fund. The following table provides information about the size and rate of compensation with respect to other registered investment companies, which Western Asset serves:

Fund	Net Assets as of 12/31/2023	Annual Advisory Fee Rate (as a % of average daily net assets)
Representative Fund #1	$1.4 billion	0.1060%
Representative Fund #2	$601 million	0.1060%

Western Asset has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for the above-mentioned funds.

BOARD REVIEW AND APPROVAL OF THE WESTERN ASSET SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on October 5-6, 2023, unanimously approved the Western Asset Sub-Advisory Agreement between Empower Funds, ECM and Western Asset with respect to the Fund.

Pursuant to the Western Asset Sub-Advisory Agreement, Western Asset, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of the Fund, which includes making decisions to buy, sell or hold any particular security.

In approving the Western Asset Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the Western Asset Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

The Board considered that ECM’s indirect parent corporation, Great-West Lifeco Inc. (“Lifeco”), entered into an agreement with Franklin, the ultimate parent corporation of Western Asset, which includes, among other things, potential future cash payments to Lifeco from Franklin based on the amount of Lifeco-affiliated assets (“qualifying assets”) to be managed by Franklin’s affiliated investment adviser entities including Western Asset (the “Transaction”). The Board further considered that the Fund’s assets to be managed by Western Asset will be considered qualifying assets for such calculation. The Board also considered that, as a result of the Transaction, ECM has the opportunity to secure high quality sub-advisory services from a well-recognized firm such as Western Asset at below market rates, and this allows ECM the opportunity to convert Empower Funds’ non-cash core funds to an all sub-advised model. The Board noted ECM’s belief that a sub-advised model is in the best interests of the Fund and its shareholders because ECM can replace Western Asset based on performance or other concerns. The Board also noted that, in conjunction with the proposal to engage Western Asset, ECM agreed to reduce the Fund’s expense cap by one basis point through April 30, 2026.

Based upon its review of the Western Asset Sub-Advisory Agreement and the information provided to it, the Board concluded that the Western Asset Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the Western Asset Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by Western Asset. Among other things, the Board considered Western Asset’s personnel, experience, resources and track record of managing a similar strategy to that which will be used for the Fund’s portfolio, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered Western Asset’s reputation for management of its investment strategies, its investment decision making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Fund, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as Western Asset’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding Western Asset’s regulatory and compliance environment and compliance policies and procedures. The Board noted the Chief Compliance Officer’s assessment that Western Asset’s compliance program appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by Western Asset.

Investment Performance

The Board considered the investment performance of Western Asset as provided by ECM. The Board reviewed performance information of an investment strategy managed by Western Asset similar to the investment strategy to be employed for the Fund’s portfolio for the three-month, one-year, three-year, five-year, and ten-year periods ended June 30, 2023, as compared against the Fund’s benchmark index, the Bloomberg U.S. Government/Mortgage Index, and the Morningstar U.S. intermediate government category. The Board noted that Western Asset outperformed the Bloomberg U.S. Government/Mortgage Index and the Morningstar U.S. intermediate government category for all periods reviewed. The Board considered information provided by ECM, concluding that it was satisfied with the investment performance of Western Asset.

Costs and Profitability

The Board considered the costs of services to be provided by Western Asset. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by ECM to Western Asset. In evaluating the sub-advisory fees payable to Western Asset, the Board considered information regarding Western Asset’s fee schedules for other funds managed by Western Asset in the same investment style as the Fund and noted that, based on the information provided by Western Asset, the fee proposed to be charged to ECM for the Fund was lower than such fee schedules.

The Board also considered the overall financial soundness of Western Asset. The Board reviewed the statement of financial condition of Western Asset. The Board noted that Western Asset did not provide an estimate of profits to be realized related to the Fund since it had not yet provided services to the Fund.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of Fund assets. Based on the information provided, the Board concluded that the sub-advisory fee schedule reflects an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by Western Asset from its relationship with the Fund as part of the total mix of information evaluated by the Board. The Board noted Western Asset’s statement that potential benefits to be derived from its relationship with the Fund would be indirect and incremental. The Board concluded that the proposed sub-advisory fee was reasonable, taking into account any ancillary benefits to be derived by Western Asset.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Agreement were reasonable and that approval of the Agreement was in the best interests of the Fund.

OTHER INFORMATION

Record of Beneficial Ownership

As of March 1, 2024, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund. Shareholders with an ownership interest of 5% or greater in the Fund as of March 1, 2024, were:

Empower U.S. Government Securities Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	25.47%
Mid Atlantic Trust Company	330 S. Poplar Ave Pierre, SD, 57501	14.29%
Empower Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	13.71%
Empower Moderately Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	9.94%
Empower Moderately Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.41%

Empower U.S. Government Securities Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217-3764	83.82%

Broker Commissions

During the fiscal year ended December 31, 2023, no commissions were paid by Empower Funds or the Fund to brokers affiliated with Western Asset.

Principal Underwriter, Administrator & Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish, without charge, a copy of the most recent Annual and Semi-Annual Reports to shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Empower Funds’ website at www.empower.com/investments/empower-funds/fund-documents.